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                                                                   EXHIBIT 10.20

               AMENDMENT TO SALARY CONTINUATION AGREEMENT BETWEEN
            DALE A. HOEPFINGER AND WEST POINTE BANCORP, INC. AND WEST
                          POINTE BANK AND TRUST COMPANY


         WHEREAS, Dale A. Hoepfinger, West Pointe Bancorp, Inc. and West Pointe Bank And Trust Company entered into a Salary Continuation Agreement effective as of January 1, 2003 ("Agreement"); and

         WHEREAS, the parties retained the right to amend the Agreement pursuant to Article 7 thereof; and

         WHEREAS, the parties desire to amend the Agreement to revise the definition of "Change of Control" and to clarify that no payments will be made if such payment would contravene any applicable regulatory law, rule or regulation;

         NOW, THEREFORE, the Agreement is amended effective as of January 1, 2003 as follows:

1. Section 1.1.1 is deleted and replaced with the following:

                  1.1.1 "Change of Control" means:

                           (a) The consummation by either West Pointe Bancorp, Inc. or West Pointe Bank And Trust Company of a merger, consolidation or other reorganization if the percentage of the voting common stock of the surviving or resulting entity held or received by all persons who were owners of common stock of West Pointe Bancorp, Inc. or West Pointe Bank And Trust Company, whichever is applicable, immediately prior to such merger, consolidation or reorganization is less than 50.1% of the total voting common stock of the surviving or resulting entity outstanding immediately after such merger, consolidation or reorganization and after giving effect to any additional issuance of voting common stock contemplated by the plan for such merger, consolidation or reorganization;

                           (b)      At any time during a period of two
                                    consecutive years, individuals who at the beginning of such period constituted the Board of Directors of either West Pointe Bancorp, Inc. or West Pointe Bank And Trust Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by West Pointe Bancorp, Inc.'s or West Pointe Bank And Trust Company's


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                                    shareholders, whichever is applicable, of
                                    each new director during such two year
                                    period was approved by a vote of at least two-thirds of the directors of such entity then still in office who were directors at the beginning of such two year period;

                           (c) The sale, lease, exchange or other transfer of all or substantially all of the assets (in one transaction or in a series of related transactions) of either West Pointe Bancorp, Inc. or West Pointe Bank And Trust Company to another corporation or entity that is not owned, directly or indirectly, by either West Pointe Bancorp, Inc. or West Pointe Bank And Trust Company. "Substantially all" shall mean a sale, lease, exchange or other transfer involving seventy percent (70%) or more of the fair market value of the assets of such entity; or

                           (d) The liquidation or dissolution of either West Pointe Bancorp, Inc. or West Pointe Bank And Trust Company.

2. Section 5.1 is deleted and replaced with the following:

                           5.1 Parachute Payment. Notwithstanding any provision
of this Agreement to the contrary, if the benefits otherwise payable under this Agreement would cause an excise tax to be payable under the excess parachute rules of Section 280G of the Code, such benefits shall be cut back to the minimum extent necessary so that no excise tax will be payable; provided, further, that no payment shall be made hereunder if such payment would constitute a prohibited golden parachute payment or any other prohibited payment under applicable regulatory law, rule or regulation.

         IN WITNESS WHEREOF, the parties have executed this Amendment on this 24th day of June, 2003.





                                       WEST POINTE BANCORP, INC.
                                                      and
                                       WEST POINTE BANK AND TRUST COMPANY



/s/ Dale A. Hoepfinger              By /s/ Terry W. Schaefer
-------------------------              ----------------------------------------
Dale A. Hoepfinger                  Title President and CEO
                                          -------------------------------------




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